UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2010

CYBERDEFENDER CORPORATION
(Exact name of Company as specified in Charter)

Delaware	333-138430	65-1205833
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

617 West 7th Street, Suite 1000
Los Angeles, California 90017
 (Address of Principal Executive Offices)

213-689-8631
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

Effective as of December 3, 2010, CyberDefender Corporation (the “Company”) and GR Match, LLC (“GRM”) entered into a Revolving Credit Loan Agreement (the “Loan Agreement”) pursuant to which GRM has made available to the Company a secured revolving credit facility in the principal amount not to exceed $5,000,000 (the “Credit Facility”).  The Credit Facility is subject to the terms and conditions set forth in: (1) the Loan Agreement; (2) a Revolving Credit Note, dated December 3, 2010, payable by the Company to the order of GRM in the principal amount of $5,000,000 (the “Revolving Credit Note”); and (3) a Security Agreement executed by the Company in favor of GRM, effective as of December 3, 2010 (the “Security Agreement” and, together with the Loan Agreement and the Revolving Credit Note ,collectively, the “Loan Documents”).   Pursuant to the terms and conditions of the Loan Documents, GRM will advance funds to the Company, and the Company will use the funds solely for the Company’s payments of amounts owing to GRM pursuant to the Media and Marketing Services Agreement, dated March 24, 2009, by and between the Company and GRM, as amended (the “Media Services Agreement”).

The initial principal amount of the Credit Facility is $4,287,660.05, which is the total amount of invoices owing by the Company to GRM pursuant to the Media Services Agreement as of December 3, 2010, and will be repaid in accordance with the terms of the Loan Documents.   Advances made by GRM under the Credit Facility will not exceed $500,000 per week during the term of the Credit Facility and will not exceed a maximum total amount of $5,000,000 unless otherwise agreed to by GRM.  All outstanding principal and accrued but unpaid interest under the Credit Facility is due and payable in full on the earlier of either March 31, 2011 or the closing of the Company’s sale and issuance of any debt or equity securities of the Company in an aggregate amount exceeding $10,000,000 (the “Revolving Credit Expiration Date”).  Interest will accrue on the outstanding principal amount advanced under the Credit Facility at an annual rate of 10%, and will be calculated on a per diem basis and added to the principal amount advanced.

The Company may repay amounts advanced under the Credit Facility and may request additional advances from time to time during the term of the Credit Facility, subject to the maximum total amount of $5,000,000.  Simultaneously with all repayments of outstanding amounts advanced under the Credit Facility, including repayment of the Credit Facility on the Revolving Credit Expiration Date, the Company will pay GRM a repayment fee in an amount equal to 10% of the total amount being repaid or, in the case of an acceleration of the Revolving Credit Note following an Event of Default (as described below) the principal amount of the Revolving Credit Note subject to acceleration.

Pursuant to the Security Agreement, the Company granted to GRM a second lien priority security interest in all of the Company’s assets subject only to liens existing on the original issue date in favor of GRM under: (1) the 9% Secured Convertible Promissory Note, dated March 31, 2010 (the “Senior Promissory Note”), in the original amount of $5,300,000, issued by the Company in favor of GRM; (2) the Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between the Company and GRM (the “Loan and Securities Purchase Agreement”); and (3) the Security Agreement, dated as of March 31, 2010, executed by the Company in favor of GRM (collectively, the “Senior Loan Documents”).  Subject to certain limited exceptions, any future debt financing by the Company must be approved by GRM and in all cases must be subordinate to the Credit Facility with respect to both terms of payment and priority.

Upon an Event of Default (as that term is defined in the Revolving Credit Note), the interest rate will increase to 15% per annum, and GRM may elect to: (1) terminate the Credit Facility; (2) declare immediately due and payable in cash the entire outstanding principal balance, together with any repayment fees, all accrued but unpaid interest, and any and all other amounts due and owing; and (3) exercise any and all rights and remedies available to GRM pursuant to the Loan Documents or under applicable law.

Upon an Event of Default, GRM also has the right, but not the obligation, in GRM’s sole discretion and at the Company’s sole cost and expense, to require the Company to retain a consultant or hire a Company executive who would be senior to the Company’s Chief Executive Officer and Chief Financial Officer (the “Senior Business Advisor”).  The Senior Business Advisor would oversee the management and operations of the Company, subject to the direction of the Company’s Board of Directors (the “Board”).  The Senior Business Advisor would report directly to the Board, and the Company’s existing senior management would report to the Senior Business Advisor during the tenure of the Senior Business Advisor, which would be only for the duration of the Event of Default.  The Company would: (1) invite the Senior Business Advisor to attend all meetings of the Board in a nonvoting observer capacity and would give the Senior Business Advisor copies of all notices, minutes, consents and other materials that the Company provides to its directors and officers at the same time and in the same manner as they are provided to the directors and officers; and (2) provide the Senior Business Advisor with access to all financial information of the Company; provided, however, that the Senior Business Advisor will agree to hold in confidence and trust all information so provided and provided further that the Company will reserve the right to withhold any information and to exclude the Senior Business Advisor from any Board meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

Item 1.01	Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the agreements and instruments described below.  The discussion is qualified in its entirety by the full texts of the agreements and instruments.

In connection with the Credit Facility, and effective as of December 3, 2010, the Company and GRM entered into a First Amendment to the Senior Promissory Note, pursuant to which the Senior Promissory Note was amended to provide that the Company does not have the right to repay the Senior Promissory Note without the prior written consent of GRM.

In connection with the Credit Facility, and effective as of December 3, 2010, the Company and GRM entered into a First Amendment to the Loan and Securities Purchase Agreement (the “First Amendment”).  The First Amendment amended the Loan and Securities Purchase Agreement as follows.  First, Section 1.1 was amended to add the term “Qualified Offering,” which is defined as the sale and issuance by the Company of any debt or equity securities of the Company in an aggregate amount greater than $10,000,000, whether in a single transaction or a series of related transactions and whether as a private placement or a sale on any Trading Market (as that term is defined in the Loan and Securities Purchase Agreement), the closing of which occurs on or prior to March 31, 2011.  Second, Section 5.17 was amended and restated to provide that, from and after the Company’s fiscal quarter commencing January 1, 2011, the Company’s Debt Coverage Ratio (as that term is defined in the Loan and Securities Purchase Agreement), determined as of the last day of each fiscal quarter, is not permitted to be less than a ratio of 2:1 without GRM's prior written consent; provided, however, that in the event a Qualified Offering occurs, GRM agrees that Section 5.17 does not apply to the Company’s two (2) fiscal quarters commencing January 1, 2011 and April 1, 2011.  Third, Section 5.18 was amended and restated to provide that, from and after the Company’s fiscal quarter commencing January 1, 2011, the Company’s Debt to Earnings Ratio (as that term is defined in the Loan and Securities Purchase Agreement) determined as of the last day of each fiscal quarter, is not permitted to exceed a ratio of 5:1 without GRM's prior written consent; provided, however, that in the event a Qualified Offering occurs, GRM acknowledges and agrees that Section 5.18 shall not apply to the Company’s two (2) fiscal quarters commencing January 2, 2011 and April 1, 2011.

In connection with the Credit Facility, and effective as of December 3, 2010, the Company and GRM entered into a Fourth Amendment to the Media Services Agreement (the “Fourth Amendment”), which amended the Media Services Agreement as follows.  First, Section 2.2 was amended and restated to provide that, with respect to any invoice delivered by GRM to the Company prior to the later of (i) the Company's payment in full of all amounts outstanding under the Revolving Credit Note or (ii) the expiration or earlier termination of the term of the Credit Facility, the Company will pay to GRM the entire portion of the applicable Reimbursement Amount (as that term is defined in the Media Services Agreement) that is not treated as an Advance (as that term is defined in the Loan Agreement) not later than fifteen (15) days after the Company’s receipt of the invoice.  Second, Section 2.2 was amended and restated to provide that, with respect to any invoice delivered by GRM to the Company following the later of (i) the Company's payment in full of all amounts outstanding under the Revolving Credit Note or (ii) the expiration or earlier termination of the term of the Credit Facility, the Company will pay the applicable Reimbursement Amount to GRM not later than forty-five (45) days after the Company’s receipt of the invoice.  Third, the term of the Media Services Agreement was extended to December 31, 2013.  Fourth, the provision permitting the Company to terminate the Media Services Agreement without cause was deleted in its entirety.

On December 13, 2010, the Company issued a public announcement of the matters described above.

Item9.01	Financial Statements and Exhibits

Exhibit 99.1	Revolving Credit Loan Agreement
Exhibit 99.2	Revolving Credit Note
Exhibit 99.3	Security Agreement
Exhibit 99.4	First Amendment to Senior Promissory Note
Exhibit 99.5	First Amendment to Loan and Securities Purchase Agreement
Exhibit 99.6	Fourth Amendment to Media Services Agreement
Exhibit 99.7	Public Announcement issued December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 13, 2010

CYBERDEFENDER CORPORATION

By:	/s/ Kevin Harris
Kevin Harris, Chief Financial Officer